UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

Compuware Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code):(313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2009, Compuware Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Micro Focus Holdings Limited (“Micro Focus”) for Micro Focus to acquire the assets of the Company’s Quality and DevPartner product lines, including development, sales and customer-support teams, as well as specific technologies and certain liabilities. Micro Focus will pay a purchase price of $80.0 million, subject to certain adjustments and customary representations and warranties. Consistent with the terms of the Asset Purchase Agreement, the transaction is expected to close by the end of the current first quarter of this fiscal year, subject to certain required regulatory approvals and fulfillment of certain customary conditions.

A copy of the Asset Purchase Agreement is attached to this Current Report as Exhibit 2.8 and is incorporated herein by reference. The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement. The exhibits and schedules to the Asset Purchase Agreement have been omitted from the attached Exhibit 2.8. The Company shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities Exchange Commission upon request.

A copy of the press release issued by the Company announcing the execution of the Asset Purchase Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.8       Asset Purchase Agreement between Compuware Corporation and Micro Focus Holdings Limited, dated as of May 5, 2009.

99.1	Press release dated May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: May 7, 2009	By:/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer